Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G with respect to the common stock beneficially owned by each of them of Camping World Holdings, Inc. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 10th day of February, 2017.

CWGS HOLDING, LLC

By:	/s/ Brent L. Moody
Name:	Brent L. Moody
Title:	Attorney-in-Fact

ML ACQUISITION COMPANY, LLC

By:	/s/ Brent L. Moody
Name:	Brent L. Moody
Title:	Attorney-in-Fact

MARCUS LEMONIS

By:	/s/ Brent L. Moody
Name:	Brent L. Moody
Title:	Attorney-in-Fact